                                                                     Exhibit 4.4



                          PASS THROUGH TRUST AGREEMENT

                            Dated as of July 7, 2000

                                     between

                           AMERICA WEST AIRLINES, INC.

                                       and

                            WILMINGTON TRUST COMPANY,

                                   as Trustee

           America West Airlines Pass Through Trust, Series 2000-1C-S

           9.244% Initial Pass Through Certificates, Series 2000-1C-S 9.244% Exchange Pass Through Certificates, Series 2000-1C-S

Reconciliation and tie between America West Airlines Pass Through Trust Agreement, Series 2000-1C-S dated as of July 7, 2000, and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.

              Trust Indenture Act                       Pass Through Trust
               of 1939 Section                          Agreement Section
              -----------------                         -----------------
              310(a)(1)                                    7.08
                 (a)(2)                                    7.08
              312(a)                                       3.05; 8.01; 8.02
              313(a)                                       7.06; 8.03
              314(a)                                       8.04(a),(c) & (d)
              (a)(4)                                       8.04(e)
              (c)(1)                                       1.02
              (c)(2)                                       1.02
              (d)(1)                                       7.13; 11.01
              (d)(2)                                       7.13; 11.01
              (d)(3)                                       2.01
              (e)                                          1.02
              315(b)                                       7.02
              316(a)(last sentence)                        1.04(c)
                      (a)(1)(A)                            6.04
                      (a)(1)(B)                            6.05
                      (b)                                  6.06
                      (c)                                  1.04(e)
              317(a)(1)                                    6.03
                 (b)                                       7.13
              318(a)                                       12.06

                                TABLE OF CONTENTS

SECTION                                                                                                                       PAGE
ARTICLE I  DEFINITIONS......................................................................................................     2
            Section 1.01.   Definitions.....................................................................................     2
            Section 1.02.   Compliance Certificates and Opinions............................................................    13
            Section 1.03.   Form of Documents Delivered to Trustee..........................................................    14
            Section 1.04.   Directions of Certificateholders................................................................    14

ARTICLE II  ACQUISITION OF TRUST PROPERTY...................................................................................    15
            Section 2.01.   Acquisition of Trust Property...................................................................    15
            Section 2.02.   Acceptance by the Trustee.......................................................................    16
            Section 2.03.   Limitation of Powers............................................................................    16

ARTICLE III  THE CERTIFICATES...............................................................................................    16
            Section 3.01.   Title, Form, Denomination and Execution of Certificates.........................................    16
            Section 3.02.   Restrictive Legends.............................................................................    19
            Section 3.03.   Authentication of Certificates..................................................................    20
            Section 3.04.   Transfer and Exchange...........................................................................    20
            Section 3.05.   Book-Entry Provisions for Restricted Global Certificates and Regulation S Global Certificates...    21
            Section 3.06.   Special Transfer Provisions.....................................................................    23
            Section 3.07.   Mutilated, Destroyed, Lost or Stolen Certificates...............................................    26
            Section 3.08.   Persons Deemed Owners...........................................................................    26
            Section 3.09.   Cancellation....................................................................................    26
            Section 3.10.   Temporary Certificates..........................................................................    26
            Section 3.11.   Limitation of Liability for Payments............................................................    27
            Section 3.12.   ERISA Restrictive Legend........................................................................    27

ARTICLE IV  DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS.................................................................    28
            Section 4.01.   Certificate Account and Special Payments Account................................................    28
            Section 4.02.   Distributions from Certificate Account and Special Payments Account.............................    28
            Section 4.03.   Statements to Certificateholders................................................................    29
            Section 4.04.   Investment of Special Payment Moneys............................................................    31

ARTICLE V  THE COMPANY .....................................................................................................    31
            Section 5.01.   Maintenance of Corporate Existence..............................................................    31
            Section 5.02.   Consolidation, Merger, Etc......................................................................    31

ARTICLE VI  DEFAULT ........................................................................................................    32
            Section 6.01.   Events of Default...............................................................................    32
            Section 6.02.   Incidents of Sale of Equipment Notes............................................................    34
            Section 6.03.   Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit..............................    35
            Section 6.04.   Control by Certificateholders...................................................................    35
            Section 6.05.   Waiver of Past Defaults.........................................................................    35

SECTION                                                                                                                       PAGE
            Section 6.06.   Right of Certificateholders to Receive Payments Not to Be Impaired..............................    36
            Section 6.07.   Certificateholders May Not Bring Suit Except Under Certain Conditions...........................    36
            Section 6.08.   Remedies Cumulative.............................................................................    37

ARTICLE VII  THE TRUSTEE ...................................................................................................    37
            Section 7.01.   Certain Duties and Responsibilities.............................................................    37
            Section 7.02.   Notice of Defaults..............................................................................    37
            Section 7.03.   Certain Rights of Trustee.......................................................................    38
            Section 7.04.   Not Responsible for Recitals or Issuance of Certificates........................................    39
            Section 7.05.   May Hold Certificates...........................................................................    39
            Section 7.06.   Money Held in Trust.............................................................................    39
            Section 7.07.   Compensation and Reimbursement..................................................................    39
            Section 7.08.   Corporate Trustee Required; Eligibility.........................................................    40
            Section 7.09.   Resignation and Removal; Appointment of Successor...............................................    41
            Section 7.10.   Acceptance of Appointment by Successor..........................................................    42
            Section 7.11.   Merger, Conversion, Consolidation or Succession to Business.....................................    42
            Section 7.12.   Maintenance of Agencies.........................................................................    43
            Section 7.13.   Money for Certificate Payments to Be Held in Trust..............................................    44
            Section 7.14.   Registration of Equipment Notes in Name of Subordination Agent..................................    44
            Section 7.15.   Representations and Warranties of Trustee.......................................................    44
            Section 7.16.   Withholding Taxes, Information Reporting........................................................    45
            Section 7.17.   Trustee's Liens.................................................................................    46
            Section 7.18.   Preferential Collection of Claims...............................................................    46

ARTICLE VIII  CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE..............................................................    46
            Section 8.01.   The Company to Furnish Trustee with Names and Addresses of Certificateholders...................    46
            Section 8.02.   Preservation of Information; Communications to Certificateholders...............................    46
            Section 8.03.   Reports by Trustee..............................................................................    47
            Section 8.04.   Reports by the Company..........................................................................    47

ARTICLE IX  SUPPLEMENTAL AGREEMENTS ........................................................................................    48
            Section 9.01.   Supplemental Agreements Without Consent of Certificateholders...................................    48
            Section 9.02.   Supplemental Agreements with Consent of Certificateholders......................................    49
            Section 9.03.   Documents Affecting Immunity or Indemnity.......................................................    50
            Section 9.04.   Execution of Supplemental Agreements............................................................    50
            Section 9.05.   Effect of Supplemental Agreements...............................................................    50
            Section 9.06.   Conformity with Trust Indenture Act.............................................................    50
            Section 9.07.   Reference in Certificates to Supplemental Agreements............................................    51

ARTICLE X  AMENDMENTS TO INDENTURES AND FINANCING DOCUMENTS.................................................................    51
            Section 10.01.  Amendments and Supplements to Indentures and Financing Documents................................    51

SECTION                                                                                                                       PAGE

ARTICLE XI  TERMINATION OF TRUST ...........................................................................................    52
            Section 11.01.  Termination of the Trust........................................................................    52

ARTICLE XII  MISCELLANEOUS PROVISIONS ......................................................................................    52
            Section 12.01.  Limitation on Rights of Certificateholders......................................................    52
            Section 12.02.  Certificates Nonassessable and Fully Paid.......................................................    53
            Section 12.03.  Notices.........................................................................................    53
            Section 12.04.  Governing Law...................................................................................    54
            Section 12.05.  Severability of Provisions......................................................................    54
            Section 12.06.  Trust Indenture Act Controls....................................................................    54
            Section 12.07.  Effect of Headings and Table of Contents........................................................    54
            Section 12.08.  Successors and Assigns..........................................................................    54
            Section 12.09.  Benefits of Agreement...........................................................................    55
            Section 12.10.  Legal Holidays..................................................................................    55
            Section 12.11.  Counterparts....................................................................................    55
            Section 12.12.  Intention of Parties............................................................................    55


Exhibit A     -  Form of Certificate to Request Removal of Restricted Legend
Exhibit B     -  Form of Certificate to be Delivered by an Institutional
                 Accredited Investor

                          PASS THROUGH TRUST AGREEMENT


         This PASS THROUGH TRUST AGREEMENT, dated as of July 7, 2000 (the "Agreement"), between AMERICA WEST AIRLINES, INC., a Delaware corporation, and WILMINGTON TRUST COMPANY, as Trustee, is made with respect to the formation of America West Airlines Pass Through Trust, Series 2000-1C-S and the 9.244% America West Airlines Pass Through Trust, Series 2000-1C-S Pass Through Certificates representing fractional undivided interests in the Trust.

                                   WITNESSETH:

         WHEREAS, the Company has obtained commitments from AVSA for the delivery of certain Aircraft;

         WHEREAS, as of the Transfer Date, the Company will have financed (or refinanced) the acquisition of all or a portion of the Aircraft either (i) through separate leveraged lease transactions in which the Company will lease such aircraft (collectively, the "Leased Aircraft") or (ii) through separate secured loan transactions in which the Company will own such Aircraft (collectively, the "Owned Aircraft");

         WHEREAS, as of the Transfer Date, in the case of each Leased Aircraft, each Owner Trustee, acting on behalf of the corresponding Owner Participant, will have issued pursuant to an Indenture, on a non-recourse basis, two (or, subject to satisfaction of certain preconditions contained in the Note Purchase Agreement, three) series of Equipment Notes in order to finance a portion of its purchase price of such Leased Aircraft;

         WHEREAS, as of the Transfer Date, in the case of each Owned Aircraft, the Company will have issued pursuant to an Indenture, on a recourse basis, two (or, subject to satisfaction of certain preconditions contained in the Note Purchase Agreement, three) series of Equipment Notes to finance a portion of the purchase price of such Owned Aircraft;

         WHEREAS, as of the Transfer Date, the Related Trustee will assign, transfer and deliver all of such trustee's right, title and interest to the trust property held by the Related Trustee to the Trustee pursuant to the Assignment and Assumption Agreement;

         WHEREAS, the Trustee, effective only, but automatically, upon execution and delivery of the Assignment and Assumption Agreement, will be deemed to have declared the creation of the Trust for the benefit of the Certificateholders, and each holder of Certificates outstanding as of the Transfer Date, as the grantors of the Trust, by their respective acceptances of the Certificates, will join in the creation of this Trust with the Trustee;

         WHEREAS, all Certificates deemed issued by the Trust will evidence fractional undivided interests in the Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Certificates to which an Escrow Receipt (as defined below) has been affixed;

         WHEREAS, the Company has duly authorized the execution, delivery and effectiveness of this Agreement as the "issuer", as such term is defined in and solely for purposes of the Securities Act, of the Certificates deemed to be issued pursuant hereto and as the "obligor", as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, with respect to all such Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the ongoing fees and expenses of the Trustee;

         WHEREAS, upon the execution and delivery of the Assignment and Assumption Agreement, all of the conditions and requirements necessary to make this Agreement a valid, binding and legal instrument, enforceable in accordance with its terms and for the purposes herein expressed, will have been done, performed and fulfilled, and the execution and delivery of this Agreement in the form and with the terms hereof will have been in all respects duly authorized; and

         WHEREAS, upon issuance of the Exchange Certificates, if any, or the effectiveness of the Shelf Registration Statement, this Agreement, as amended or supplemented from time to time, will be subject to the provisions of the Trust Indenture Act of 1939, and shall, to the extent applicable, be governed by such provisions;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms used in this Agreement, including in the recitals to this Agreement, that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or by the rules promulgated under the Trust Indenture Act, have the meanings assigned to them therein;

                  (3) all references in this Agreement to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Agreement;

                  (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision; and

                  (5) unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation".

                  Affiliate: Means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" means the power, directly or indirectly, to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  Agent Members: Has the meaning specified in Section 3.05.

                  Agreement: Has the meaning specified in the initial paragraph hereto.

                  Aircraft: Has the meaning specified in the Note Purchase Agreement.

                  Aircraft Purchase Agreement: Has the meaning specified in the Note Purchase Agreement.

                  Assignment and Assumption Agreement: Means the assignment and assumption agreement substantially in the form of Exhibit D to the Related Pass Through Trust Agreement to be executed and delivered in accordance with Section 11.01 of the Related Pass Through Trust Agreement.

                  Authorized Agent: Means any Paying Agent or Registrar for the Certificates.

                  Avoidable Tax: Means a state or local tax (i) upon (w) the Trust, (x) the Trust Property, (y) Certificateholders or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company or any Owner Trustee shall agree to pay, and shall pay, such tax.

                  AVSA: Means AVSA S.A.R.L., an affiliate of Airbus Industrie G.I.E.

                  Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Phoenix, Arizona, New York, New York, Wilmington, Delaware or, so long as any Certificate is outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

                  Certificate: Means any one of the Initial Certificates or Exchange Certificates issued by the Related Trust and that are "Outstanding" (as defined in the Related Pass Through Trust Agreement) as of the Transfer Date (the "Transfer Date Certificates") and any such Initial Certificates or Exchange Certificates issued in exchange therefor or replacement thereof pursuant to this Agreement.

                  Certificate Account: Means the account or accounts created and maintained pursuant to Section 4.01(a).

                  Certificate Purchase Agreement: Means the Purchase Agreement dated June 27, 2000 among the Initial Purchasers and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Certificateholder or Holder: Means the Person in whose name a Certificate is registered in the Register.

                  Class D Certificateholder: Means, at any time, any holder of one or more pass through certificates issued by the America West Airlines Pass Through Trust, Series 2000-1D, if and when established.

                  Clearstream: Means Clearstream Banking, societe anonyme, organized under Luxembourg law (formerly known as Cedelbank) or any successor thereto.

                  Company: Means America West Airlines, Inc., a Delaware corporation, or its successor in interest pursuant to Section 5.02, or (only in the context of provisions hereof, if any, where such reference is required for purposes of compliance with the Trust Indenture Act) any other "obligor" (within the meaning of the Trust Indenture Act) with respect to the Certificates.

                  Controlling Party: Has the meaning specified in the Intercreditor Agreement.

                  Corporate Trust Office: With respect to the Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

                  Definitive Certificates: Has the meaning specified in Section 3.01(e).

                  Delivery Period Termination Date: Has the meaning specified in the Related Pass Through Trust Agreement.

                  Deposits: Has the meaning specified in the Deposit Agreement.

                  Deposit Agreement: Means the Deposit Agreement dated as of July 7, 2000 relating to the Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Depositary: Means Citibank, N.A.

                  Direction: Has the meaning specified in Section 1.04(a).

                  Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.

                  DTC: Means The Depository Trust Company, its nominees and their respective successors.

                  EBO Date: Means the date set forth on Schedule 1 to the Lease as the "EBO Date".

                  Equipment Notes: Means the equipment notes issued under the Indentures.

                  ERISA: Means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor federal statute.

                  ERISA Legend: Has the meaning specified in Section 3.12.

                  Escrow Agent: Means, initially, Wilmington Trust Company, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

                  Escrow Agreement: Means the Escrow and Paying Agent Agreement dated as of July 7, 2000 relating to the Certificates, among the Escrow Agent, the Escrow Paying Agent, the Related Trustee (and after the Transfer Date, the Trustee) and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Escrow Paying Agent: Means the Person acting as paying agent under the Escrow Agreement.

                  Escrow Receipt: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

                  Euroclear: Means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

                  Event of Default: Means an Indenture Default under any Indenture pursuant to which Equipment Notes held by the Trust were issued.

                  Exchange Certificates: Means the pass through certificates issued in exchange for the Initial Certificates pursuant to the Registration Rights Agreement and authenticated under the Related Pass Through Trust Agreement (prior to the Transfer Date) or hereunder (after the Transfer Date).

                  Exchange Offer: Means the exchange offer which may be made pursuant to the Registration Rights Agreement to exchange Initial Certificates for Exchange Certificates.

                  Exchange Offer Registration Statement: Means the registration statement that, pursuant to the Registration Rights Agreement, is filed by the Company with the SEC with respect to the exchange of Initial Certificates for Exchange Certificates.

                  Final Legal Distribution Date: Means January 2, 2008.

                  Final Withdrawal: Has the meaning specified in the Escrow Agreement.

                  Final Withdrawal Date: Has the meaning specified in the Escrow Agreement.

                  Financing Documents: With respect to any Equipment Note, means
         (i) the Indenture and the Participation Agreement relating to such Equipment Note, and (ii) in the case of any Equipment Note related to a Leased Aircraft, the Lease relating to such Leased Aircraft.

                  Fractional Undivided Interest: Means the fractional undivided interest in the Trust that is evidenced by a Certificate.

                  Global Certificates: Has the meaning specified in Section 3.01(d).

                  Global Exchange Certificate: Has the meaning specified in
         Section 3.01(f).

                  Indenture: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Delivery Notice delivered pursuant to the Note Purchase Agreement or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Indenture Default: With respect to any Indenture, means any Event of Default (as such term is defined in such Indenture).

                  Initial Certificates: Means the "Initial Certificates" issued and authenticated under the Related Pass Through Trust Agreement, and any certificates issued and authenticated thereunder substantially in the form of Exhibit A thereto other than the Exchange Certificates.

                  Initial Purchasers: Means, collectively, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  Institutional Accredited Investor: Means an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

                  Intercreditor Agreement: Means the Intercreditor Agreement dated as of July 7, 2000 among the Related Trustee (and after the Transfer Date, the Trustee), the Related Other Trustee (and after the Transfer Date, the Other Trustee), the Liquidity Provider, the liquidity provider relating to the Certificates issued under (and as defined in) the Related Other Pass Through Trust Agreement, the Policy Provider and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Investors: Means the Initial Purchasers together with all subsequent beneficial owners of the Certificates.

                  Issuance Date: Means the date of the issuance of the Initial Certificates.

                  Lease: Means, with respect to each Leased Aircraft, the lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms.

                  Leased Aircraft: Has the meaning specified in the second recital to this Agreement.

                  Liquidity Facility: Means, initially, the Revolving Credit Agreement dated as of July 7, 2000 relating to the Certificates, between the Liquidity Provider and the Subordination Agent, as agent and trustee for the Trustee, and, from and after the replacement of such Agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

                  Liquidity Provider: Means, initially, Citibank, N.A., and any replacement or successor therefor appointed in accordance with the Intercreditor Agreement.

                  Loan Trustee: With respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as trustee under such Indenture, together with any successor to such trustee appointed pursuant thereto.

                  Material Adverse Tax Event: Has the meaning specified in
         Section 17.3(a)(4) of the Lease.

                  Non-U.S. Person: Means a Person that is not a "U.S. person", as defined in Regulation S.

                  Note Purchase Agreement: Means the Note Purchase Agreement dated as of July 7, 2000 among the Related Trustee (and after the Transfer Date, the Trustee), the Related Other Trustee (and after the Transfer Date, the Other Trustee), the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

                  Offering Circular: Means the Offering Memorandum dated June 27, 2000 relating to the offering of the Certificates and the other certificates issued under the Related Other Pass Through Trust Agreement.

                  Officer's Certificate: Means a certificate signed, (a) in the case of the Company, by any Vice President or more senior officer of the Company or, (b) in the case of an Owner Trustee or a Loan Trustee, a Responsible Officer of such Owner Trustee or such Loan Trustee, as the case may be.

                  Opinion of Counsel: Means a written opinion of legal counsel who (a) in the case of counsel for the Company may be (i) the General Counsel of the Company, (ii) Cooley

         Godward LLP, (iii) Vedder, Price, Kaufman & Kammholz, or (iv) such other counsel designated by the Company and reasonably acceptable to the Trustee and (b) in the case of counsel for any Owner Trustee or any Loan Trustee may be such counsel as may be designated by any of them whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.

                  Other Pass Through Trust Agreement: Means the other America West Airlines 2000-1 Pass Through Trust Agreement relating to America West Airlines Pass Through Trust, Series 2000-1G-S, dated the date hereof.

                  Other Trustee: Means the trustee under the Other Pass Through Trust Agreement, and any successor or other trustee appointed as provided therein.

                  Other Trust: Means the America West Airlines Pass Through Trust, Series 2000-1G-S, created under the Other Pass Through Trust Agreement.

                  Outstanding: When used with respect to Certificates, means, as of the date of determination, all Transfer Date Certificates, and all other Certificates theretofore authenticated and delivered under this Agreement, in each case except:

                           (i) Certificates theretofore canceled by the
                  Registrar or delivered to the Trustee or the Registrar for cancellation;

                           (ii) Certificates for which money in the full amount
                  required to make the final distribution with respect to such Certificates pursuant to Section 11.01 hereof has been theretofore deposited with the Trustee in trust for the Holders of such Certificates as provided in Section 4.01 pending distribution of such money to such Certificateholders pursuant to payment of such final distribution; and

                           (iii) Certificates in exchange for or in lieu of
                  which other Certificates have been authenticated and delivered pursuant to this Agreement.

                  Owned Aircraft: Has the meaning specified in the second recital to this Agreement.

                  Owner Participant: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Participant" as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and Owner Participants at any time of determination means all of the Owner Participants thus referred to in the Indentures.

                  Owner Trustee: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Trustee", as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and Owner Trustees means all of the Owner Trustees party to any of the Indentures.

                  Participation Agreement: Means each Participation Agreement to be entered into by the Related Trustee pursuant to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

                  Paying Agent: Means the paying agent maintained and appointed for the Certificates pursuant to Section 7.12.

                  Permitted Investments: Means obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date.

                  Person: Means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, or government or any agency or political subdivision thereof.

                  Policy: Has the meaning specified in the Intercreditor Agreement.

                  Policy Provider: Has the meaning specified in the Intercreditor Agreement.

                  Policy Provider Agreement: Has the meaning specified in the Intercreditor Agreement.

                  Policy Provider Default: Has the meaning specified in the Intercreditor Agreement.

                  Pool Balance: Means, as of any date, (i) the original aggregate face amount of the "Certificates" as defined in the Related Pass Through Trust Agreement, less (ii) the aggregate amount of all payments made in respect of such Certificates other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on such Distribution Date and the distribution of the Final Withdrawal to be made on such Distribution Date.

                  Pool Factor: Means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as at such date by (ii) the original aggregate face amount of the "Certificates" as defined in the Related Pass Through Trust Agreement. The Pool Factor as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property and the distribution thereof to be made on such Distribution Date and the distribution of the Final Withdrawal to be made on such Distribution Date.

                  PTC Event of Default: Means any failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance on the Final Legal Distribution Date or

         (ii) interest due on the Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing or Drawings (as defined in the Intercreditor Agreement), or a withdrawal or withdrawals pursuant to Section 3.6(f) of the Intercreditor Agreement, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee).

                  QIB: Means a qualified institutional buyer as defined in Rule 144A.

                  Record Date: Means (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution, the 15th day (whether or not a Business Day) preceding such Regular Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, the 15th day (whether or not a Business Day) preceding such Special Distribution Date.

                  Register and Registrar: Mean the register maintained and the registrar appointed pursuant to Sections 3.04 and 7.12.

                  Registration Event: Means the declaration of the effectiveness by the SEC of the Exchange Offer Registration Statement or the Shelf Registration Statement.

                  Registration Rights Agreement: Means the Exchange and Registration Rights Agreement dated as of July 7, 2000, among the Initial Purchasers, the Related Trustee (and after the Transfer Date, the Trustee), the Related Other Trustee (and after the Transfer Date, the Other Trustee) and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Regular Distribution Date: With respect to distributions of Scheduled Payments in respect of the Certificates, means each date designated as a Regular Distribution Date in the Certificates issued pursuant to this Agreement, until payment of all the Scheduled Payments to be made under the Equipment Notes held in the Trust have been made; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

                  Regulation S: Means Regulation S under the Securities Act or any successor regulation thereto.

                  Regulation S Definitive Certificates: Has the meaning specified in Section 3.01(e).

                  Regulation S Global Certificates: Has the meaning specified in
         Section 3.01(d).

                  Related Other Pass Through Trust Agreement: Means the "Other Pass Through Trust Agreement" as defined in the Related Pass Through Trust Agreement.

                  Related Other Trustee: Means the "Other Trustee" as defined in the Related Pass Through Trust Agreement.

                  Related Other Trust: Means the "Other Trust" as defined in the Related Pass Through Trust Agreement.

                  Related Pass Through Trust Agreement: Means the Pass Through Trust Agreement relating to the America West Airlines Pass Through Trust, Series 2000-1C-O, dated as of the date hereof, between the Company and the institution acting as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Related Trust: Means the America West Pass Through Trust, Series 2000-1C-O, formed under the Related Pass Through Trust Agreement.

                  Related Trustee: Means the trustee under the Related Pass Through Trust Agreement.

                  Responsible Officer: With respect to the Trustee, any Loan Trustee and any Owner Trustee, means any officer in the Corporate Trust Office of the Trustee, Loan Trustee or Owner Trustee or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

                  Restricted Definitive Certificates: Has the meaning specified in Section 3.01(e).

                  Restricted Global Certificate: Has the meaning specified in
         Section 3.01(c).

                  Restricted Legend: Has the meaning specified in Section 3.02.

                  Restricted Period: Has the meaning specified in Section
         3.01(d).

                  Rule 144A: Means Rule 144A under the Securities Act and any successor rule thereto.

                  Scheduled Payment: With respect to any Equipment Note, means
         (i) any payment of principal or interest on or in respect of such Equipment Note (other than any such payment which is not in fact received by the Subordination Agent within five days of the date on which such payment is scheduled to be made) due from the obligor thereon or (ii) any payment of interest on the Certificates with funds drawn under any Liquidity Facility or any payment of interest on or principal of the Certificates with funds drawn under the Policy, which payment in any such case represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

                  SEC: Means the Securities and Exchange Commission, as from time to time constituted or created under the United States Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

                  Securities Act: Means the United States Securities Act of 1933, as amended from time to time, or any successor thereto.

                  Shelf Registration Statement: Means the shelf registration statement which may be required to be filed by the Company with the SEC pursuant to any Registration Rights Agreement, other than an Exchange Offer Registration Statement.

                  Special Distribution Date: Means each date on which a Special Payment is to be distributed as specified in this Agreement; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

                  Special Redemption Premium: Means the premium payable by the Company in respect of the Final Withdrawal pursuant to the Note Purchase Agreement.

                  Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture) or Special Redemption Premium.

                  Special Payments Account: Means the account or accounts created and maintained pursuant to Section 4.01(b).

                  Subordination Agent: Has the meaning specified in the Intercreditor Agreement.

                  Substitute Aircraft: Has the meaning specified in the Note Purchase Agreement.

                  Tax: Means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

                  Taxing Authority: Means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

                  Transfer Date: Means the moment of execution and delivery of the Assignment and Assumption Agreement by each of the parties thereto.

                  Transfer Date Certificates: Has the meaning specified in the definition of "Certificates".

                  Trust: Means the trust created by this Agreement, the estate of which consists of the Trust Property.

                  Trust Indenture Act: Means the United States Trust Indenture Act of 1939, as amended from time to time, or any successor thereto.

                  Trust Property: Means (i) the Equipment Notes held as the property of the Trust and, subject to the Intercreditor Agreement, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI hereof of any Equipment Note and (iii) all rights of the Trust and the Trustee, on behalf of the Trust, under the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Liquidity Facilities, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Trust pursuant to the Intercreditor Agreement or the Liquidity Facilities, provided, that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held in the Related Pass Through Trust Agreement, will not constitute Trust Property.

                  Trustee: Means Wilmington Trust Company, or its successor in interest, and any successor or other trustee appointed as provided herein.

                  Trustee's Lien: Has the meaning specified in Section 7.17.

                  Unindemnified Tax: Means (i) any Tax imposed on the net income, net worth or capital, or any franchise Tax or similar doing business Tax, of the Pass Through Trustee (other than any such Tax imposed as a result of the Company's assumption of the Equipment Notes pursuant to the purchase of an aircraft on an EBO Date or a Material Adverse Tax Event), (ii) any withholding Tax imposed by the United States (including, without limitation, any withholding Tax imposed by the United States which is imposed or increased as a result of the Pass Through Trustee failing to deliver to the Company any certificate or document necessary to establish that payments under this Agreement are exempt from withholding Tax), and (iii) any Avoidable Tax.

         Section 1.02. Compliance Certificates and Opinions. Upon any application or request (except with respect to matters set forth in Article II) by the Company, any Owner Trustee or any Loan Trustee to the Trustee to take any action under any provision of this Agreement, the Company, such Owner Trustee or such Loan Trustee, as the case may be, shall furnish to the Trustee (i) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than a certificate provided pursuant to Section 8.04(e)) shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Agreement relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement or, in respect of the Certificates, this Agreement, they may, but need not, be consolidated and form one instrument.

         Section 1.04. Directions of Certificateholders. (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Agreement to be given or taken by Certificateholders (a "Direction") may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required pursuant to this Agreement, to the Company or any Loan Trustee. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Company and any Loan Trustee, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

         (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any Direction under this Agreement, Certificates owned by the Company or any Affiliate thereof shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company or any Affiliate thereof.

         (d)For all purposes of this Agreement, all Initial Certificates constituting Certificates and all Exchange Certificates constituting Certificates shall vote and take all other actions of Certificateholders together as one series of Certificates.

         (e) The Company may at its option, by delivery of an Officer's Certificate to the Trustee, set a record date to determine the Certificateholders entitled to give any Direction. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Certificateholders of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such Direction by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after such record date.

         (f) Any Direction by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction is made upon such Certificate.

         (g) Except as otherwise provided in Section 1.04(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.


                                   ARTICLE II

                          ACQUISITION OF TRUST PROPERTY

         Section 2.01. Acquisition of Trust Property. (a) The Trustee is hereby irrevocably authorized and directed to execute and deliver the Assignment and Assumption

Agreement on the date specified in Section 11.01 of the Related Pass Through Trust Agreement, subject only to the satisfaction of the conditions to such execution set forth in said Section 11.01. This Agreement (except only for the immediately preceding sentence hereof, which is effective upon execution and delivery hereof) shall become effective upon the execution and delivery of the Assignment and Assumption Agreement by the Trustee and the Related Trustee, automatically and without any further signature or action on the part of the Company and the Trustee, and shall thereupon constitute the legal, valid and binding obligation of the parties hereto enforceable against each of the parties hereto in accordance with its terms. Upon such execution and delivery of the Assignment and Assumption Agreement, the Related Trust shall be terminated, the Certificateholders shall receive beneficial interests in the Trust in exchange for their interests in the Related Trust equal to their respective beneficial interests in the Related Trust and the "Outstanding" (as defined in the Related Pass Through Trust Agreement) pass through certificates representing fractional undivided interests in the Related Trust shall be deemed for all purposes of this Agreement and the Related Pass Through Trust Agreement, without further signature or action of any party or Certificateholder, to be Certificates representing the same Fractional Undivided Interests in the Trust and the Trust Property. By acceptance of its Certificate, each Certificateholder consents to and ratifies such assignment, transfer and delivery of the trust property of the Related Trust to the Trustee upon the execution and delivery of the Assignment and Assumption Agreement.

         Section 2.02. Acceptance by the Trustee. The Trustee, upon the execution and delivery of the Assignment and Assumption Agreement, acknowledges its acceptance of all right, title and interest in and to the Trust Property and declares that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Certificateholders, upon the trusts herein set forth. Subject to Section 7.14, the Trustee shall take all actions reasonably necessary to maintain the registration of all such Equipment Notes in the name of the Subordination Agent. By the acceptance of each Certificate issued to it under the Related Pass Through Trust Agreement and deemed issued under this Agreement, each holder of any such Certificate as grantor of the Trust thereby joins in the creation and declaration of the Trust.

         Section 2.03. Limitation of Powers. The Trust is constituted solely for the purpose of making the investment in the Equipment Notes, and, except as set forth herein, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause such Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, acquiring any Aircraft (as defined in the respective Indentures) by bidding such Equipment Notes or otherwise, or taking any action with respect to any such Aircraft once acquired).


                                   ARTICLE III

                                THE CERTIFICATES

         Section 3.01. Title, Form, Denomination and Execution of Certificates.
(a) The Initial Certificates constituting Certificates shall be known as the "9.244% Initial Pass Through Certificates, Series 2000-1C-S" and the Exchange Certificates constituting Certificates shall be known as the "9.244% Exchange Pass Through Certificates, Series 2000-1C-S", in each case, of the Trust. Each Certificate will represent a fractional undivided interest in the Trust and shall be substantially in the form set forth as Exhibit A to the Related Pass Through Trust Agreement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Related Pass Through Trust Agreement or this Agreement, as the case may be, or as the Trustee may deem appropriate to reflect the fact that the Certificates are being issued hereunder as opposed to the Related Pass Through Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Trustee or the officers executing such Certificates, as evidenced by the Trustee's or officer's execution of the Certificates (provided that such letters, numbers or other marks of identification and such legends or endorsements are in a form acceptable to the Company). At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to any Certificate issued hereunder. Any transfer or exchange of any Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Certificate to which an Escrow Receipt is attached, each Holder of such a Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

         (b) The Initial Certificates shall be issued only in fully registered form without coupons and only in denominations of $100,000 or integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. The Exchange Certificates will be issued in denominations of $1,000 or integral multiples thereof, except that one Certificate may be issued in a different denomination. Each Certificate shall be dated the date of its authentication. The aggregate Fractional Undivided Interest of Certificates shall not at any time exceed $20,429,000.

         (c) The Initial Certificates offered and sold in reliance on Rule 144A shall be in the form of one or more Global Certificates substantially in the form of Exhibit A to the Related Pass Through Trust Agreement with such applicable legends as are provided for in Section 3.02 (each a "Restricted Global Certificate"). Such Restricted Global Certificates shall be in registered form and be registered in the name of a nominee of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate principal amount of any Restricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Restricted Global Certificate, as provided in Section
3.06 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Certificate.

         (d) The Initial Certificates offered and sold outside the United States in reliance on Regulation S shall be in the form of one or more global Certificates substantially in the form of Exhibit A to the Related Pass Through Trust Agreement (each a "Regulation S Global Certificate"). Such Regulation S Global Certificates shall be in registered form and be registered in the name of a nominee of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, for credit initially and during the Restricted Period (hereinafter defined) to the respective accounts of beneficial owners of such Certificates (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York,

Brussels office, as operator of Euroclear or Clearstream. As used herein, the term "Restricted Period", with respect to the Regulation S Global Certificates offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later of (i) the day on which the "Certificates" (as defined in the Related Pass Through Trust Agreement) are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the date of the closing of the offering under the Certificate Purchase Agreement. The aggregate principal amount of any Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Certificate, as provided in Section 3.06 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Certificate. The Restricted Global Certificate and Regulation S Global Certificate are sometimes collectively referred to herein as the "Global Certificates".

         (e) Initial Certificates offered and sold to any Institutional Accredited Investor which is not a QIB in a transaction exempt from registration under the Securities Act (and other than as described in Section 3.01(d)) shall be substantially in the form of Exhibit A to the Related Pass Through Trust Agreement in definitive, fully registered form without interest coupons with such applicable legends as are provided for in Section 3.02 (the "Restricted Definitive Certificates"). Certificates issued pursuant to Section 3.05(b) in exchange for interests in a Regulation S Global Certificate shall be issued in definitive, fully registered form without interest coupons (the "Regulation S Definitive Certificates"). The Restricted Definitive Certificates and the Regulation S Definitive Certificates are sometimes collectively referred to herein as the "Definitive Certificates".

         (f) The Exchange Certificates exchanged for Initial Certificates under the Related Pass Through Trust Agreement shall be in the form of one or more global Certificates substantially in the form of Exhibit A thereto (each, a "Global Exchange Certificate"). Exchange Certificates issued under this Trust shall be in the form of one or more global certificates substantially in the form of Exhibit A to the Related Pass Through Trust Agreement, except that (i) the Restricted Legend (hereinafter defined) shall be omitted and (ii) such Exchange Certificates shall contain such appropriate insertions, omissions, substitutions and other variations from the form set forth in Exhibit A to the Related Pass Through Trust Agreement relating to the nature of the Exchange Certificates or to reflect the fact that the Certificates are being issued hereunder as opposed to the Related Pass Through Trust Agreement, as the Responsible Officer of the Trustee executing such Exchange Certificates on behalf of the Trust may determine, as evidenced by such officer's execution on behalf of the Trust of such Exchange Certificates. Such Global Exchange Certificates shall be in registered form and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate principal amount of any Global Exchange Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Exchange Certificate, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Exchange Certificate. Subject to clause (i) and (ii) of the second sentence of this Section 3.01(f), the terms hereof applicable to Restricted Global Certificates and/or Global Certificates shall apply to the Global Exchange Certificates, mutatis mutandis.

         (g) The Definitive Certificates shall be in registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

         Section 3.02. Restrictive Legends. All Initial Certificates issued for resale pursuant to Rule 144A or offered and sold to any Institutional Accredited Investor which is not a QIB (including any Global Certificate issued upon registration of transfer, in exchange for or in lieu of such Certificates) shall be "Restricted Certificates" and shall bear a legend to the following effect (the "Restricted Legend") unless the Company and the Trustee determine otherwise consistent with applicable law:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY AMERICA WEST AIRLINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY OF SUCH PERSONS RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO AMERICA WEST AIRLINES, INC., (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY AMERICA WEST AIRLINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY OF SUCH PERSONS, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE

         TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         Each Global Certificate shall bear the following legend on the face thereof:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.05 AND 3.06 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.

         Section 3.03. Authentication of Certificates. (a) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

         (b) Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trust notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office on the date of such Certificates.

         Section 3.04. Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the "Register") of the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such Certificates and of transfers and exchanges of such Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering such Certificates and transfers and exchanges of such Certificates as herein provided. The Company, upon notice to the Trustee, may change the Registrar at any time.

         All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid obligations of the Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Certificates surrendered upon such registration of transfer or exchange.

         A Certificateholder may transfer a Certificate, or request that a Certificate be exchanged for Certificates in an aggregate Fractional Undivided Interest equal to the Fractional Undivided Interest of such Certificate surrendered for exchange of other authorized denominations, by surrender of such Certificate to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar; provided that no exchanges of Initial Certificates for Exchange Certificates shall occur until an Exchange Offer Registration Statement shall have been declared effective by the SEC (notice of which shall be provided to the Trustee by the Company). No such transfer shall be effected until, and such transferee shall succeed to the rights of a Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Certificateholder as provided herein, the Trustee shall treat the person in whose name the Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary. Furthermore, DTC shall, by acceptance of a Global Certificate, agree that transfers of beneficial interests in such Global Certificate may be effected only through a book-entry system maintained by DTC (or its agent), and that ownership of a beneficial interest in the Certificate shall be required to be reflected in book-entry. When Certificates are presented to the Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of a Certificate in a Fractional Undivided Interest equal to the aggregate Fractional Undivided Interest of Certificates surrendered for exchange, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

         To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Certificates at the Registrar's request. No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

         Section 3.05. Book-Entry Provisions for Restricted Global Certificates and Regulation S Global Certificates. (a) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to any Global Certificate held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the

Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record DTC as the registered holder of such Global Certificate.

         (b) Transfers of any Global Certificate shall be limited to transfers of such Restricted Global Certificate or Regulation S Global Certificate in whole, but not in part, to DTC. Beneficial interests in the Restricted Global Certificate and any Regulation S Global Certificate may be transferred in accordance with the rules and procedures of DTC and the provisions of Section
3.06. Beneficial interests in a Restricted Global Certificate or a Regulation S Global Certificate shall be (or, under the Related Pass Through Trust Agreement, may have been) delivered to all beneficial owners thereof in the form of Restricted Definitive Certificates or Regulation S Definitive Certificates, as the case may be, if (i) DTC notifies the Trustee that it is unwilling or unable to continue as depositary for such Restricted Global Certificate or Regulation S Global Certificate, as the case may be, and a successor depositary is not appointed by the Trustee within 90 days of such notice, and (ii) after the occurrence and during the continuance of an Event of Default, owners of beneficial interests in a Global Certificate with Fractional Undivided Interests aggregating not less than a majority in interest in the Trust advise the Trustee, the Company and DTC through Agent Members in writing that the continuation of a book-entry system through DTC or its successor is no longer in their best interests.

         (c) Any beneficial interest in one of the Global Certificates that is transferred to a Person who takes delivery in the form of an interest in another Global Certificate will, upon such transfer, cease to be an interest in such Global Certificate and become an interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

         (d) In connection with the transfer of an entire Restricted Global Certificate or an entire Regulation S Global Certificate to the beneficial owners thereof pursuant to paragraph (b) of this Section 3.05, such Restricted Global Certificate or Regulation S Global Certificate, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Restricted Global Certificate or Regulation S Global Certificate, as the case may be, an equal aggregate principal amount of Restricted Definitive Certificates or Regulation S Definitive Certificates, as the case may be, of authorized denominations. None of the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Person in whose name the Definitive Certificates are registered in the Register as Certificateholders hereunder. Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor clearing agency.

         (e) Any Definitive Certificate delivered in exchange for an interest in the Restricted Global Certificate pursuant to paragraph (b) of this Section 3.05 shall, except as otherwise provided by paragraph (e) of Section 3.06, bear the Restricted Legend.

         (f) Prior to the expiration of the Restricted Period, any Regulation S Definitive Certificate delivered in exchange for an interest in a Regulation S Global Certificate pursuant to paragraph (b) of this Section shall bear the Restricted Legend.

         (g) The registered holder of any Restricted Global Certificate or Regulation S Global Certificate may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Certificates.

         Section 3.06. Special Transfer Provisions. Unless and until (i) an Initial Certificate is sold under an effective Shelf Registration Statement, or
(ii) an Initial Certificate is exchanged for an Exchange Certificate pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the terms of the Registration Rights Agreement, the following provisions shall apply to such Initial Certificates:

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Certificate to any Institutional Accredited Investor which is neither a QIB nor a Non-U.S. Person:

                           (i) The Registrar shall register the transfer of any
                  Certificate, whether or not bearing the Restricted Legend, only if (x) the requested transfer is at least two years after the later of the original issue date of the Certificates and the last date on which such Certificate was held by the Company, the Trustee or any affiliate of any of such Persons or (y) the proposed transferor is an Initial Purchaser who is transferring Certificates purchased under the Certificates Purchase Agreement and the proposed transferee has delivered to the Registrar a letter substantially in the form of Exhibit B hereto and the aggregate principal amount of the Certificates being transferred is at least $100,000. Except as provided in the foregoing clause (y), the Registrar shall not register the transfer of any Certificate to any Institutional Accredited Investor which is neither a QIB nor a Non-U.S. Person.

                           (ii) If the proposed transferor is an Agent Member
                  holding a beneficial interest in a Restricted Global Certificate, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of the transfer and a decrease in the principal amount of such Restricted Global Certificate in an amount equal to the principal amount of the beneficial interest in such Restricted Global Certificate to be transferred, and the Trustee shall execute, authenticate and deliver to the transferor or at its direction, one or more Restricted Definitive Certificates of like tenor and amount.

                        (b) Transfers to QIBs. The following provisions shall
            apply with respect to the registration of any proposed transfer of an Initial Certificate to a QIB (excluding Non-U.S. Persons):

                           (i) If the Certificate to be transferred consists of
                  Restricted Definitive Certificates, or of an interest in any Regulation S Global Certificate during the Restricted Period, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that it is purchasing the Initial Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Trust and/or the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                           (ii) Upon receipt by the Registrar of the documents
                  required by clause (i) above and instructions given in accordance with DTC's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Restricted Global Certificate in an amount equal to the principal amount of the Restricted Definitive Certificates or interests in such Regulation S Global Certificate, as the case may be, being transferred, and the Trustee shall cancel such Definitive Certificates or decrease the amount of such Regulation S Global Certificate so transferred.

                        (c) Transfers of Interests in the Regulation S Global
            Certificate or Regulation S Definitive Certificates. After the expiration of the Restricted Period, the Registrar shall register any transfer of interests in any Regulation S Global Certificate or Regulation S Definitive Certificates without requiring any additional certification. Until the expiration of the Restricted Period, interests in the Regulation S Global Certificate may only be held through Agent Members acting for and on behalf of Euroclear and Clearstream.

                        (d) Transfers to Non-U.S. Persons at Any Time. The
            following provisions shall apply with respect to any registration of any transfer of an Initial Certificate to a Non-U.S. Person:

                           (i) Prior to the expiration of the Restricted Period,
                  the Registrar shall register any proposed transfer of an Initial Certificate to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth as Exhibit A hereto from the proposed transferor.

                           (ii) After the expiration of the Restricted Period,
                  the Registrar shall register any proposed transfer to any Non-U.S. Person if the Certificate to be transferred is a Restricted Definitive Certificate or an interest in a Restricted Global Certificate, upon receipt of a certificate substantially in the form of Exhibit A from the proposed transferor. The Registrar shall promptly send a copy of such certificate to the Company.

                           (iii) Upon receipt by the Registrar of (x) the
                  documents, if any, required by clause (ii) and (y) instructions in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such Restricted Global Certificate in an amount equal to the principal amount of the beneficial interest in such Restricted Global Certificate to be transferred, and, upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Certificate in an amount equal to the principal amount of the Restricted Definitive Certificate or the Restricted Global Certificate, as the case may be, to be transferred, and the Trustee shall cancel the Definitive Certificate, if any, so transferred or decrease the amount of such Restricted Global Certificate.

                        (e) Restricted Legend. Upon the transfer, exchange or
            replacement of Certificates not bearing the Restricted Legend, the Registrar shall deliver Certificates that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Certificates bearing the Restricted Legend, the Registrar shall deliver only Certificates that bear the Restricted Legend unless either (i) the circumstances contemplated by paragraph (d)(ii) of this Section 3.06 exist or (ii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                        (f) General. By acceptance of any Certificate bearing
            the Restricted Legend, each Holder of such a Certificate acknowledges the restrictions on transfer of such Certificate set forth in this Agreement and agrees that it will transfer such Certificate only as provided in this Agreement. The Registrar shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer, if any, of such Certificate set forth in this Agreement. In connection with any transfer of Certificates, each Certificateholder agrees by its acceptance of the Certificates to furnish the Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article III; provided that the Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

         Until such time as no Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.05 or this Section 3.06. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         Section 3.07. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Registrar or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates, in authorized denominations and of like Fractional Undivided Interest and bearing a number not contemporaneously outstanding.

         In connection with the issuance of any new Certificate under this
Section 3.07, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

         Any duplicate Certificate issued pursuant to this Section 3.07 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         Section 3.08. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Trustee, the Registrar and any Paying Agent may treat the Person in whose name any Certificate is registered (as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and none of the Trustee, the Registrar or any Paying Agent shall be affected by any notice to the contrary.

         Section 3.09. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to the Trustee or any agent of the Trustee other than the Registrar, be delivered to the Registrar for cancellation and shall promptly be canceled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

         Section 3.10. Temporary Certificates. Until definitive Certificates are ready for delivery, the Trustee shall authenticate temporary Certificates. Temporary Certificates shall be substantially in the form of definitive Certificates but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Certificates, as evidenced by their execution of such temporary Certificates. If temporary Certificates are issued, the Trustee will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee designated for such purpose pursuant to Section 7.12, without charge to the Certificateholder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like face amount of definitive Certificates of authorized denominations. Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Agreement as definitive Certificates.

         Section 3.11. Limitation of Liability for Payments. All payments and distributions made to Certificateholders in respect of the Certificates shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Agreement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property for any payment or distribution due to such Certificateholder pursuant to the terms of this Agreement and that it will not have any recourse to the Company, the Trustee, the Loan Trustees, the Liquidity Provider, the Owner Trustees or the Owner Participants, except as otherwise expressly provided herein or in the Intercreditor Agreement.

         The Company is a party to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not have any right, obligation or liability hereunder (except as otherwise expressly provided herein).

         Section 3.12 ERISA Restrictive Legend. All Certificates issued pursuant to this Agreement shall bear a legend to the following effect (the "ERISA Legend") unless the Company and the Trustee determine otherwise consistent with applicable law:

         "BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) NO PLAN ASSETS HAVE BEEN USED TO PURCHASE THIS CERTIFICATE OR AN INTEREST HEREIN OR (B) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

         By acceptance of any Certificate bearing the ERISA Legend, each Holder of such a Certificate acknowledges the restrictions on transfer of such Certificate set forth in this Agreement and agrees that it will transfer such Certificate only as provided in this Agreement. The Trustee shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer, if any, of such Certificate set forth in such legend.

                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO
                               CERTIFICATEHOLDERS

         Section 4.01. Certificate Account and Special Payments Account. (a) The Trustee shall maintain on behalf of the Certificateholders a Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when a Scheduled Payment is made to the Trustee under the Intercreditor Agreement, the Trustee upon receipt thereof shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

         (b) The Trustee shall maintain on behalf of the Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement and upon the payment of the Special Redemption Premium to the Trustee under the Note Purchase Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

         (c) The Trustee shall cause the Subordination Agent to present to the related Loan Trustee of each Equipment Note such Equipment Note on the date of its stated final maturity or, in the case of any Equipment Note which is to be redeemed in whole pursuant to the related Indenture, on the applicable redemption date under such Indenture.

         Section 4.02. Distributions from Certificate Account and Special Payments Account. (a) On each Regular Distribution Date or as soon thereafter as the Trustee has confirmed receipt of the payment of all or any part of the Scheduled Payments due on such date, the Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 4.01(a). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the Fractional Undivided Interest in the Trust held by such Certificateholder) of the total amount in the Certificate Account, except that, with respect to Certificates registered on the Record Date in the name of DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

         (b) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held in the related Trust or realized upon the sale of such Equipment Notes or receipt of the Special Redemption Premium, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to
Section 4.01(b). There shall be so distributed to each Certificateholder of record on the Record

Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the Fractional Undivided Interest in the Trust held by such Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Certificates registered on the Record Date in the name of DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

         (c) The Trustee shall cause notice of each Special Payment to be mailed to each Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the Trust, such notice shall be mailed not less than 20 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the event of the payment of a Special Redemption Premium by the Company to the Trustee under the Note Purchase Agreement, such notice shall be mailed, together with the notice by the Escrow Paying Agent under Section 2.06 of the Escrow Agreement, not less than 20 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 20 days after the date of such notice and as soon as practicable thereafter. Notices mailed by the Trustee shall set forth:

                  (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01),

                  (ii) the amount of the Special Payment for each $1,000 face amount Certificate and the amount thereof constituting principal, premium, if any, and interest,

                  (iii) the reason for the Special Payment, and

                  (iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate.

If the amount of (i) premium, if any, payable upon the redemption or purchase of an Equipment Note or (ii) the Special Redemption Premium, if any, has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

         If any redemption of the Equipment Notes held in the Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder at its address as it appears on the Register.

         Section 4.03. Statements to Certificateholders. (a) On each Distribution Date, the Trustee will include with each distribution to Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, including any Special Redemption Premium, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Certificate as to (ii), (iii), (iv) and (v) below) the following information:

                  (i) the aggregate amount of funds distributed on such Distribution Date hereunder and under the Escrow Agreement, indicating the amount allocable to each source;

                  (ii) the amount of such distribution hereunder allocable to principal and the amount allocable to premium (including the Special Redemption Premium), if any;

                  (iii) the amount of such distribution hereunder allocable to interest; and

                  (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

                  (v) the amount of such distribution under the Escrow Agreement allocable to Deposits; and

                  (vi) the Pool Balance and the Pool Factor.

         With respect to the Certificates registered in the name of DTC, on the Record Date prior to each Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all Agent Members reflected on DTC's books as holding interests in the Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Agent Member the statement described above and will make available additional copies as requested by such Agent Member for forwarding to holders of interests in the Certificates.

         (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Agent Members and shall be delivered by the Trustee to such Agent Members to be available for forwarding by such Agent Members to the holders of interests in the Certificates in the manner described in Section 4.03(a).

         (c) Promptly following (i) the Transfer Date, if there has been any change in the information set forth in clauses (x), (y) and (z) below from that set forth in pages 61-62 of the Offering Circular, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Trust, or any Final Withdrawal, the Trustee shall furnish to Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular

Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Certificates registered in the name of DTC, on the Transfer Date, the Trustee will request from DTC a securities position listing setting forth the names of all Agent Members reflected on DTC's books as holding interests in the "Certificates" (as defined in the Related Pass Through Trust Agreement) on the Delivery Period Termination Date. The Trustee will mail to each such Agent Member the statement described above and will make available additional copies as requested by such Agent Member for forwarding to holders of interests in the Certificates.

         Section 4.04. Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not distributed on the date received shall, to the extent practicable, be invested in Permitted Investments by the Trustee pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this
Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this
Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.


                                    ARTICLE V

                                   THE COMPANY

         Section 5.01. Maintenance of Corporate Existence. The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, except as permitted by Section 5.02.

         Section 5.02. Consolidation, Merger, Etc. The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

                  (a) the corporation formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be (i) organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) a "citizen of the United States" as defined in 49 U.S.C. 40102(a)(15), as amended, and (iii) a United States certificated air carrier, if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C. Section 1110);

                  (b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Trustee a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Trustee containing an assumption by such successor corporation or

         Person of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Pass Through Trust Agreement and each Financing Document to be performed or observed by the Company; and

                  (c) the Company shall have delivered to the Trustee an Officer's Certificate of the Company reasonably satisfactory to the Trustee, stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (b) above comply with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 5.02, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing any successor corporation or Person which shall have become such in the manner prescribed in this Section 5.02 from its liability in respect of this Agreement and any Financing Document to which it is a party.


                                   ARTICLE VI

                                     DEFAULT

         Section 6.01. Events of Default. (a) Exercise of Remedies. Upon the occurrence and during the continuation of any Indenture Default under any Indenture, with ten days' written notice to the Trustee and each Certificateholder, the Trustee may, to the extent it is the Controlling Party at such time (as determined pursuant to the Intercreditor Agreement), direct the exercise of remedies as provided in the Intercreditor Agreement.

                  (b) Purchase Rights of Certificateholders. (i) At any time within 180 days after the occurrence and during the continuation of a Triggering Event, each Certificateholder shall have the right to purchase, for the purchase price set forth in the Class G Trust Agreement, all, but not less than all, of the Class G Certificates upon ten days' written notice to the Class G Trustee and each other Certificateholder, provided that (i) if prior to the end of such ten-day period any other Certificateholder notifies such purchasing Certificateholder that such other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase all, but not less than all, of the Class G Certificates pro rata based on the Fractional Undivided Interest in the Trust held by each such Certificateholder and (ii) if prior to the end of such ten-day period any other Certificateholder fails to notify the purchasing Certificateholder of such other Certificateholder's desire to participate in such a purchase, then such other Certificateholder shall lose its right to purchase the Class G Certificates pursuant to this
         Section 6.01(b);

                  (ii) by acceptance of its Certificate, each Certificateholder agrees that at any time within 180 days after the occurrence and during the continuation of a Triggering Event, each Class D Certificateholder shall have the right (which shall not expire upon any purchase of the Class G Certificates pursuant to clause (b)(i) above) to purchase all, but not less than all, of the Class G Certificates and the Certificates upon ten days' written notice to the Class G Trustee and the Trustee and each other Class D Certificateholder, provided that (1) if prior to the end of such ten-day period any other Class D Certificateholder notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Class D Certificateholder to purchase all, but not less than all, of the Class G Certificates and the Certificates pro rata based on the Fractional Undivided Interest in the Class D Trust, taken as a whole, held by each such Class D Certificateholder and (2) if prior to the end of such ten day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Certificates pursuant to this Section 6.01(b); and

                  (iii) by acceptance of its Certificate, each Certificateholder agrees that at any time after 180 days have elapsed since the occurrence of a Triggering Event that is continuing, regardless of whether the Certificateholders exercise their right to purchase the Class G Certificates pursuant to clause (b)(i) above, the Policy Provider, if it is then the Controlling Party, shall have the right (except in the event of a Policy Provider Default) to purchase all, but not less than all, of the Class G Certificates upon ten days' written notice to the Class G Trustee and the Class G Certificateholders.

         The purchase price with respect to the Certificates shall be equal to the Pool Balance of the Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement or any Financing Document or on or in respect of the Certificates; provided, however, that (i) if such purchase occurs after the record date specified in Section 2.03(b) of the Escrow Agreement relating to the distribution of unused Deposits and accrued and unpaid interest thereunder, such purchase price shall be reduced by the aggregate amount of unused Deposits and interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Certificateholder as of such Record Date) and (ii) if such purchase occurs after a Record Date, such purchase price shall be reduced by the amount to be distributed hereunder on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Certificateholder as of such Record Date); provided, further, that no such purchase of Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement and the Other Pass Through Trust Agreement, the Certificates and the Class G Certificates which are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 6.01(b). Each Certificateholder agrees by its acceptance of its Certificate that it will, subject to Section 3.04 hereof, upon payment from such Class D

Certificateholder(s) of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Certificateholder in this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Financing Documents and all Certificates and Escrow Receipts held by such Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Certificateholder's obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Financing Documents and all such Certificates and Escrow Receipts. The Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Certificateholders to deliver any Certificates (whether in the form of Definitive Certificates or beneficial interests in Global Certificates) and, upon such a purchase, (i) the only rights of the Certificateholders will be to deliver the Certificates to the purchaser(s) and receive the purchase price for such Certificates and (ii) if the purchaser(s) shall so request, such Certificateholder will comply with all the provisions of Section 3.04 hereof to enable new Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Certificates shall be borne by the purchaser thereof.

         As used in this Section 6.01(b), the terms "Class G Certificate", "Class G Certificateholder", "Class G Trust", "Class G Trust Agreement", "Class G Trustee", "Class D Certificate", and "Class D Trust", shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

         Section 6.02. Incidents of Sale of Equipment Notes. Upon any sale of all or any part of the Equipment Notes made either under the power of sale given under this Agreement or otherwise for the enforcement of this Agreement, the following shall be applicable:

                  (1) Certificateholders and Trustee May Purchase Equipment Notes. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their own absolute right without further accountability.

                  (2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

                  (3) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement shall be applied as provided in Section 4.02.

         Section 6.03. Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Equipment Note, or if there shall be any failure to pay Rent (as defined in the relevant Lease) under any Lease when due and payable, then the Trustee, in its own name and as trustee of an express trust, as holder of such Equipment Notes, to the extent permitted by and in accordance with the terms of the Intercreditor Agreement and the Financing Documents (subject to the rights of the applicable Owner Trustee or Owner Participant to cure any such failure to pay principal of, premium, if any, or interest on any Equipment Note or to pay Rent under any Lease in accordance with the applicable Indenture), shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

         Section 6.04. Control by Certificateholders. Subject to Section 6.03 and the Intercreditor Agreement, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on the Trustee under this Agreement or the Intercreditor Agreement, including any right of the Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes, provided that:

                  (1) such Direction shall not be in conflict with any rule of law or with this Agreement and would not involve the Trustee in personal liability or expense,

                  (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such Direction, and

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction.

         Section 6.05. Waiver of Past Defaults. Subject to the Intercreditor Agreement, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust (i) may on behalf of all of the Certificateholders waive any past Event of Default hereunder and its consequences or (ii) if the Trustee is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default under any Indenture and its consequences, and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto, except a default:

                  (1) in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under Section
         4.02 on the Certificates, or

                  (2) in the payment of the principal of (premium, if any) or interest on the Equipment Notes, or

                  (3) in respect of a covenant or provision hereof which under
         Article IX cannot be modified or amended without the consent of each Certificateholder holding an Outstanding Certificate affected thereby.

         Upon any such waiver, such default shall cease to exist with respect to the Certificates and any Event of Default arising therefrom shall be deemed to have been cured for every purpose and any direction given by the Trustee on behalf of the Certificateholders to the relevant Loan Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Equipment Notes issued under the relevant Indenture to waive the corresponding Indenture Default.

         Section 6.06. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding, including, without limitation, Section 6.07 hereof, but subject to the Intercreditor Agreement, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

         Section 6.07. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

                  (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

                  (2) Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);

                  (3) the Trustee shall have refused or neglected to institute such an action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

                  (4) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust.

         It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatsoever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of any Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Equipment Notes, (ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder or (iii) enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Agreement.

         Section 6.08. Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.


                                   ARTICLE VII

                                   THE TRUSTEE

         Section 7.01. Certain Duties and Responsibilities. (a) Except during the continuation of an Event of Default, the Trustee undertakes to perform such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section; and

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

         (d) Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         Section 7.02. Notice of Defaults. As promptly as practicable after, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder, the Trustee shall transmit by mail to the Company, the Owner Trustees, the Owner Participants, the Loan Trustees and the Certificateholders in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default on the payment of the principal, premium, if any, or interest on any Equipment Note held in the Trust, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the

Certificateholders. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

         Section 7.03. Certain Rights of Trustee. Subject to the provisions of
Section 315 of the Trust Indenture Act:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written description of the subject matter thereof accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02 of this Agreement;

                  (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company, any Owner Trustee or any Loan Trustee;

                  (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the Direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such Direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

                  (g) the Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement;

                  (h) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (i) the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

         Section 7.04. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement, any Equipment Notes, the Intercreditor Agreement, the Deposit Agreement, the Escrow Agreement, the Certificates or any other Financing Document, except that the Trustee hereby represents and warrants that this Agreement has been, and the Intercreditor Agreement, the Registration Rights Agreement, the Note Purchase Agreement, the Escrow Agreement and each Certificate will be, executed, authenticated and delivered by one of its officers who is duly authorized to execute, authenticate and deliver such document on its behalf.

         Section 7.05. May Hold Certificates. The Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, if applicable, may otherwise deal with the Company, the Owner Trustees or the Loan Trustees with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

         Section 7.06. Money Held in Trust. Money held by the Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

         Section 7.07. Compensation and Reimbursement. The Company agrees:

                  (1) to pay, or cause to be paid, to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as set forth in a written fee letter dated the date hereof between the Company and the Trustee, which letter is incorporated herein by reference (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its undertaking its normal administrative functions, or its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in Section 7.15; and

                  (3) to indemnify, or cause to be indemnified, the Trustee for, and to hold it harmless against, any loss, liability, expense or Tax (other than for or with respect to any Unindemnified Tax) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for any such loss, liability or expense incurred by reason of the Trustee's breach of its covenants hereunder or under any Financing Document to which it is a party or its representations and warranties set forth in
         Section 7.15 or in any other Financing Document, the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect hereto or any of the Financing Documents, which amendments, supplements, waivers or consents are not required pursuant to the terms of the Financing Documents and not requested by the Company, any loss of tax benefits, any Unindemnified Tax, or increase in tax liability under any tax law whether or not the Company is required to indemnify thereof or pursuant to this Agreement or any costs associated with overhead or normal administration hereunder or any voluntary resignation pursuant to Section 7.09.

         With respect to paragraph (3) above, the Trustee shall notify the Company promptly of any claim for which it may seek indemnity and the Company shall make payment on any such claim within 30 days of written demand thereof (delivered together with supporting documentation). The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made, in settlement or otherwise, without its consent.

         With respect to any Tax other than an Unindemnified Tax, the Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, the Trust Property for any such Tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of such Trust (other than any Tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such Tax. If the Trustee reimburses itself from the Trust Property of such Trust for any such Tax, it will mail a brief report within 30 days setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

         Section 7.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

         In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.09.

         Section 7.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

         (b) The Trustee may resign at any time as trustee by giving prior written notice thereof to the Company, the Authorized Agents, the Owner Trustees and the Loan Trustees. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the Authorized Agents, the Owner Trustees, the Loan Trustees and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Trustee and to the Company, the Owner Trustees and the Loan Trustees.

         (d) If at any time:

                  (1) the Trustee shall fail to comply with Section 310 of the Trust Indenture Act, if applicable, after written request therefor by the Company or by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

                  (2) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax which has been or is likely to be asserted, the Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Trustee in a jurisdiction where there are no Avoidable Taxes.

         (f) If the Trustee shall resign, be removed or become incapable of acting or if a vacancy shall occur in the office of the Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee shall be appointed by Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Company, the Owner Trustees, the Loan Trustees and the retiring Trustee, and the Company approves such appointment, which approval shall not be unreasonably withheld, then the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (g) The successor Trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

         Section 7.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute and deliver to the Company, the Authorized Agents, the Owner Trustees and the Loan Trustees and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all Trust Property held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

         No institution shall accept its appointment as a Trustee hereunder unless at the time of such acceptance such institution shall be qualified and eligible under this Article VII.

         Section 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

         Section 7.12. Maintenance of Agencies. (a) There shall at all times be maintained an office or agency in the location set forth in Section 12.03 where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of such certificates or this Agreement may be served; provided, however, that, if it shall be necessary that the Trustee maintain an office or agency in another location (e.g., the Certificates shall be represented by Definitive Certificates and shall be listed on a national securities exchange), the Trustee will make all reasonable efforts to establish such an office or agency. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, the Owner Trustees, the Loan Trustees (in the case of any Owner Trustee or Loan Trustee, at its address specified in the Financing Documents or such other address as may be notified to the Trustee) and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

         (b) There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, or, if the Trustee shall be acting as the Registrar or Paying Agent hereunder, a corporation having a combined capital and surplus in excess of $5,000,000, the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder with respect to the Certificates. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

         (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

         (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, the Owner Trustees and the Loan Trustees. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by it to the Trustee, the Owner Trustees and the Loan Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders as their names and addresses appear on the Register.

         (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses as set forth in the letter agreement referred to in Section 7.07 hereof.

         Section 7.13. Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

         The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Section 7.14. Registration of Equipment Notes in Name of Subordination Agent. The Trustee agrees that all Equipment Notes to be purchased by the Trust shall be issued in the name of the Subordination Agent or its nominee and held by the Subordination Agent in trust for the benefit of the Certificateholders, or, if not so held, the Subordination Agent or its nominee shall be reflected as the owner of such Equipment Notes in the register of the issuer of such Equipment Notes.

         Section 7.15. Representations and Warranties of Trustee. The Trustee hereby represents and warrants on the Transfer Date that:

         (a) the Trustee is a Delaware banking corporation organized and validly existing in good standing under the laws of the State of Delaware;

         (b) the Trustee has full power, authority and legal right to receive the Trust Property assigned by the Related Trustee, assume the obligations under, and perform, the Assignment and Assumption Agreement, this Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Escrow Agreement, the Note Purchase Agreement and the Financing Documents to which it is a party and has taken all necessary action to authorize such receipt, assumption, and performance by it of the Assignment and Assumption Agreement, this Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Escrow Agreement, the Note Purchase Agreement and the Financing Documents to which it is a party;

         (c) the receipt of the Trust Property under the Assignment and Assumption Agreement, and the performance by the Trustee of the Assignment and Assumption Agreement, this Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Escrow Agreement, the Note Purchase Agreement and the Financing Documents to which it is a party (i) will not violate any provision of United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and
(iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

         (d) the receipt of the Trust Property under the Assignment and Assumption Agreement and the performance by the Trustee of the Assignment and Assumption Agreement, this Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Escrow Agreement, the Note Purchase Agreement, and the Financing Documents to which it is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

         (e) this Assignment and Assumption Agreement has been duly executed and delivered by the Trustee and this Agreement, the Assignment and Assumption Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Escrow Agreement, the Note Purchase Agreement, and the Financing Documents to which it is a party constitute the legal, valid, and binding agreements of the Trustee, enforceable against it in accordance with their respective terms, provided that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

         Section 7.16. Withholding Taxes, Information Reporting. The Trustee, as trustee of the grantor trust created by this Agreement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due under this Agreement or under the Certificates any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

         Section 7.17. Trustee's Liens. The Trustee in its individual capacity agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Trustee's Liens") on or with respect to the Trust Property which is attributable to the Trustee either (i) in its individual capacity and which is unrelated to the transactions contemplated by this Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Financing Documents, or (ii) as Trustee hereunder or in its individual capacity and which arises out of acts or omissions on the part of the Trustee which are not contemplated by this Agreement.

         Section 7.18. Preferential Collection of Claims. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Trustee shall resign or be removed as Trustee, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.


                                  ARTICLE VIII

                CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

         Section 8.01. The Company to Furnish Trustee with Names and Addresses of Certificateholders. The Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12.

         Section 8.02. Preservation of Information; Communications to Certificateholders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in Section 7.12 or
Section 8.01, as the case may be, and the names and addresses of Certificateholders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section
7.12 or Section 8.01, as the case may be, upon receipt of a new list so furnished.

         Section 8.03. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first full year following the date hereof, the Trustee shall transmit to the Certificateholders, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by
Section 313(a) of the Trust Indenture Act.

         Section 8.04. Reports by the Company. The Company shall:

                  (a) file with the Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

                  (b) during any period, prior to the consummation of the Exchange Offer and during which the Shelf Registration Statement is not in effect, in which the Company is not subject to Section 13(a), 13(c) or 15(d) under the Securities Exchange Act of 1934, make available to any Holder of the Certificates in connection with any sale thereof and any prospective purchaser of the Certificates from such Holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act but only for so long as any of the Certificates remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and, in any event, only until the second anniversary of the Issuance Date;

                  (c) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 1.02;

                  (d) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (c) of this
         Section 8.04 as may be required by rules and regulations prescribed by the SEC; and

                  (e) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer, any Vice President (or more senior ranking officer) or the principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (e), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement).


                                   ARTICLE IX

                             SUPPLEMENTAL AGREEMENTS

         Section 9.01. Supplemental Agreements Without Consent of Certificateholders. Without the consent of the Certificateholders, the Company may (but will not be required to), and the Trustee (subject to Section 9.03) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement, the Deposit Agreement, the Registration Rights Agreement or any Liquidity Facility in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein contained or of the Company's obligations under the Note Purchase Agreement, the Registration Rights Agreement or any Liquidity Facility; or

                  (2) to add to the covenants of the Company for the benefit of the Certificateholders, or to surrender any right or power conferred upon the Company in this Agreement, the Note Purchase Agreement, the Registration Rights Agreement or any Liquidity Facility; or

                  (3) to correct or supplement any provision in this Agreement, the Intercreditor Agreement, the Escrow Agreement, the Deposit Agreement, the Note Purchase Agreement, the Registration Rights Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision herein or therein or to cure any ambiguity or correct any mistake or to modify any other provision with respect to matters or questions arising under this Agreement, the Escrow Agreement, the Deposit Agreement, the Note Purchase Agreement, the Intercreditor Agreement, the Registration Rights Agreement or any Liquidity Facility, provided that any such action shall not materially adversely affect the interests of the Certificateholders; or

                  (4) to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, any regulatory body or the Registration Rights Agreement to effectuate the Exchange Offer; or

                  (5) to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act or under any similar Federal statute hereafter enacted, and to add to this Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

                  (6) to evidence and provide for the acceptance of appointment under this Agreement by the Trustee of a successor Trustee and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Trust, pursuant to the requirements of Section 7.10; or

                  (7) to provide the information required under Section 7.12 and
         Section 12.03 as to the Trustee; or

                  (8) to modify or eliminate provisions relating to the transfer or exchange of Exchange Certificates or the Initial Certificates upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement) or effectiveness of the Shelf Registration Statement or the Exchange Offer Registration Statement;

provided, however, that no such supplemental agreement shall adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

         Section 9.02. Supplemental Agreements with Consent of Certificateholders. With the consent of the Certificateholders holding Certificates (including consents obtained in connection with a tender offer or exchange offer for the Certificates) evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Direction of said Certificateholders delivered to the Company and the Trustee, the Company may (with the consent of the Owner Trustees, if any, which consent shall not be unreasonably withheld), and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, the Intercreditor Agreement, any Liquidity Facility, the Registration Rights Agreement, the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, the Intercreditor Agreement, any Liquidity Facility, the Registration Rights Agreement, the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement; provided, however, that no such agreement shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

                  (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Certificateholders) of payments on the Equipment Notes or other Trust Property held in the Trust or on the Deposits or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

                  (2) permit the disposition of any Equipment Note included in the Trust Property except as permitted by this Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in the Trust; or

                  (3) reduce the specified percentage of the aggregate Fractional Undivided Interests of the Trust which is required for any such supplemental agreement, or reduce such specified percentage required for any waiver of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences provided for in this Agreement; or

                  (4) waive, amend or modify Section 2.4, 3.2 or 3.3 of the Intercreditor Agreement in a manner adverse to the Certificateholders; or

                  (5) modify any of the provisions of this Section 9.02 or
         Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate affected thereby; or

                  (6) adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

         It shall not be necessary for any Direction of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Direction shall approve the substance thereof.

         Section 9.03. Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects adversely any interest, right, duty, immunity or indemnity in favor of the Trustee under this Agreement, the Trustee may in its discretion decline to execute such document.

         Section 9.04. Execution of Supplemental Agreements. In executing, or accepting the additional trusts created by, any agreement permitted by this Article or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

         Section 9.05. Effect of Supplemental Agreements. Upon the execution of any agreement supplemental to this Agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of a Certificate theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 9.06. Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         Section 9.07. Reference in Certificates to Supplemental Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.


                                    ARTICLE X

                AMENDMENTS TO INDENTURES AND FINANCING DOCUMENTS

         Section 10.01. Amendments and Supplements to Indentures and Financing Documents. In the event that the Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any other Financing Document, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder registered on the Register as of the date of such notice. The Trustee shall request from the Certificateholders a Direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note has the option to direct, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or a Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (A) the aggregate face amounts of all Certificates actually voted in favor of or for giving consent to such action by such Direction of Certificateholders to (B) the aggregate face amount of all Outstanding Certificates and (ii) as Controlling Party, the Trustee shall vote as directed in such Certificateholder Direction by the Certificateholders evidencing a Fractional Undivided Interest aggregating not less than a majority in interest in the Trust. For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder's consent to such Direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.04 and the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, any other Financing Document, any Equipment Note or any other related document, if an Event of Default hereunder shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders.

                                   ARTICLE XI

                              TERMINATION OF TRUST

         Section 11.01. Termination of the Trust. The respective obligations and responsibilities of the Company and the Trustee with respect to the Trust shall terminate upon the distribution to all Holders of Certificates and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust continue beyond one hundred ten (110) years following the date of the earliest execution of this Trust Agreement.

         Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment on the final Distribution Date and cancellation, shall be mailed promptly by the Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates in accordance with such notice, the Trustee shall cause to be distributed to Certificateholders such final payments.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the related Owner Trustees, the Owner Participants and the Company.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         Section 12.01. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

         Section 12.02. Certificates Nonassessable and Fully Paid. Except as set forth in the last sentence of this Section 12.02, Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates, upon authentication thereof by the Trustee pursuant to Section 3.03, are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association. Neither the existence of the Trust nor any provision herein is intended to or shall limit the liability the Certificateholders would otherwise incur if the Certificateholders owned Trust Property as co-owners, or incurred any obligations of the Trust, directly rather than through the Trust.

         Section 12.03. Notices. (a) Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service or telecopy, and any such notice shall be effective when received or, if made, given, furnished or filed by facsimile or telecommunication transmission, when received unless received outside of business hours, in which case on the next open of business on a Business Day, if to the Company, to:

                                    America West Airlines, Inc.
                                    4000 East Sky Harbor Boulevard
                                    Phoenix, Arizona  85043

                                    Attention:  Vice President-
                                                Treasurer
                                    Facsimile:  (602) 693-5886


                        if to the Trustee, to:

                                    Wilmington Trust Company
                                    Rodney Square North
                                    1100 North Market Street
                                    Wilmington, Delaware  19890-0001

                                    Attention:  Corporate Trust Department
                                    Facsimile:  (302) 651-8882
                                    Telephone:   (302) 651-8584

         (b) The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         (c) Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for Certificateholders shown on the Register kept by the

Registrar. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders.

         (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

         (e) If the Company mails a notice or communication to the Certificateholders, it shall mail a copy to the Trustee and to the Paying Agent at the same time.

         (f) Notwithstanding the foregoing, all communications or notices to the Trustee shall be deemed to be given only when received by a Responsible Officer of the Trustee.

         (g) The Trustee shall promptly furnish the Company with a copy of any demand, notice or written communication received by the Trustee hereunder from any Certificateholder, Owner Trustee or Loan Trustee.

         Section 12.04. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 12.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Trust, or of the Certificates or the rights of the Certificateholders thereof.

         Section 12.06. Trust Indenture Act Controls. Upon the occurrence of any Registration Event, this Agreement shall become subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions. From and after any Registration Event, if any provision of this Agreement limits, qualifies or conflicts with another provision which is required to be included in this Agreement by the Trust Indenture Act, the required provision shall control.

         Section 12.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 12.08. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

         Section 12.09. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 12.10. Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

         Section 12.11. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 12.12. Intention of Parties. The parties hereto intend that the Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder and Investor, by its acceptance of its Certificate or a beneficial interest therein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.


                                       AMERICA WEST AIRLINES, INC.


                                       By:     /s/ signature
                                           ------------------------------------
                                               Name:
                                               Title:


                                       WILMINGTON TRUST COMPANY,
                                               as Trustee


                                       By:     /s/ signature
                                           ------------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
               TRANSFERS OF CERTIFICATES PURSUANT TO REGULATION S

                                                          [date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE  19890-0001

Attention:  Corporate Trust Trustee Administration

            Re: America West Airlines Pass Through Trust (the "Trust"), Series 2000-1C-S, America West Airlines Pass Through Certificates, Series 2000-1C-S (the "Certificates")

Sirs:

         In connection with our proposed sale of $_____ Fractional Undivided Interest of the Certificates, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                  (1) the offer of the Certificates was not made to a person in the United States or to or for the account or benefit of a U.S. person;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

         You and America West Airlines, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,

                               [Name of Transferor]

                                                                       EXHIBIT B


                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                        WITH TRANSFERS OF CERTIFICATES TO
                   NON-QIB INSTITUTIONAL ACCREDITED INVESTORS

                                                   [date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE  19890-0001


Attention:  Corporate Trust Trustee Administration

America West Airlines, Inc.
4000 East Sky Harbor Boulevard
Phoenix, Arizona 85043


                              AMERICA WEST AIRLINES
               PASS THROUGH TRUST, SERIES 2000-1C-S (the "Trust")
                   Pass Through Certificates, Series 2000-1C-S
                              (the "Certificates")


Ladies and Gentlemen:

         In connection with our proposed purchase of U.S. $[_____________] Fractional Undivided Interest of Certificates, we confirm that:

         1. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreement, dated as of July 7, 2000, between America West Airlines, Inc. (the "Company") and Wilmington Trust Company (the "Trustee") relating to the Certificates, and we agree to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We are purchasing Certificates having an aggregate principal amount of not less than $100,000 and each account (if any) for which we are purchasing Certificates is purchasing Certificates having an aggregate principal amount of not less than $100,000.

         3. We understand that the Certificates have not been registered under the Securities Act, that the Certificates are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act and that the Certificates may not be offered or resold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that, if we should sell any Certificates within two years after the later of the original issuance of such Certificate and the last date on which such Certificate is owned by the Company, the Trustee or any affiliate of any of such persons, we will do so only (A) to the Company, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

         4. We understand that, on any proposed resale of any Certificates, we will be required to furnish to the Company and the Trustee such certifications, legal opinions and other information as the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investments.

            6. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and not with a view to any distribution of the Certificates, subject, nevertheless to the understanding that the disposition of our property shall at all times be and remain within our control.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                             Very truly yours,



                                               By:
                                                  -----------------------------
                                                       Name:
                                                       Title:






                                       2